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Conference Call Transcript VTSS.PK - Vitesse Holds Conference Call to Update Investors on the State-of-the-Company Event Date/Time: May. 08. 2007 / 1:30PM PT

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May. 08. 2007 / 1:30PM PT, VTSS.PK - Vitesse Holds Conference Call to Update Investors on the State-of-the-Company

CORPORATE PARTICIPANTS

Chris Gardner

Vitesse Semiconductor - CEO

Rich Yonker

Vitesse Semiconductor - CFO

CONFERENCE CALL PARTICIPANTS

Alan Mishan

CIBC World Markets - Analyst

Jerry Reeve

Vanguard Capital - Analyst

Halle Nabecker

Citigroup - Analyst

PRESENTATION

Operator

At this time, I would like to welcome to the Vitesse Semiconductor second quarter state of the Company conference call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question-and-answer session. (OPERATOR INSTRUCTIONS) I would now like to turn the call over to Chris Gardner, Chief Executive Officer. Thank you. Mr.Gardner, you may begin your conference.

Chris Gardner - Vitesse Semiconductor - CEO

Thank you, Katina. Welcome, thank you for joining us today. The purpose of today's call is to provide you with an update on business results and trends for our second fiscal quarter 2007, which ended March 31, 2007. While we're not filing financial statements at this time, we hope this call will provide you with the information needed to track our results and progress.

Before we begin, I'd like to review our Safe Harbor statement. Certain matters discussed in the conference call constitute forward-looking statements that are based on management's current expectation and involve risks and uncertainties that can cause actual results to differ materially from those projected. The risks include among others, risk related to the previously disclosed restatement of Vitesse's financial statements and Vitesse' failure to file its required reports under the Securities Exchange Act of 1934. Furthermore, information provided during this call, which is not historical in nature, are forward-looking statements pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.

Vitesse undertakes no duty to update any forward-looking statements or to confirm those statements to actual results or change in the Company's expectations. In many ways, the results we report today demonstrate the dedication of our employees and support and commitment of our customers and suppliers during a very challenging time for the Company. We made solid progress in the quarter. We achieved the operating forecast I set at the beginning of the quarter. We delivered year to year growth despite an ongoing softening in several of our markets.

While we are unable to grow sequentially in this environment, we continued executing on our path of improvement and as a result, achieved many of the goals I shared with you in previous calls. The include improving the efficiency of operations, reducing operating expenses and returning the Company to cash flow positive. Before I turn it over to Rich for details in this quarter, let me review a few of these results.

During the quarter, we continued our focus on operations. We reduced the cost of materials and increased yields in manufacturing and substantially improved shipment linearity during the quarter. On the last call, I shared the goal to achieve the most linear quarterly shipments in the history of the Company. I'm pleased to say that we achieved that goal. We made significant reductions in our manufacturing cycle times and maximized the use of our existing internal test capacity, reducing outside manufacturing costs.

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May. 08. 2007 / 1:30PM PT, VTSS.PK - Vitesse Holds Conference Call to Update Investors on the State-of-the-Company

We also effectively addressed the issue of growing inventory levels. In the quarter for the first time in over a year, we reduced the net inventory at Vitesse. These improvements had a positive impact to the bottom line and significantly improved our ability to manage our cash. And these improvements are annuity, they will continue to pay incrementally each quarter. We also substantially reduced operating expenses during the quarter. We did this without deviating from our development road maps or our commitments to our customers. The combination of these, as well as other improvements, allow us to generate cash for the quarter.

In short, from an operational perspective, we've accomplished a lot in spite of the many distractions that we face during the year. Furthermore, we've made additional progress on these distractions, both legal and accounting. In concert with outside counsel, the Company is still evaluating the status of pending litigation, including the government investigations, pending derivative and shareholder class-action lawsuits, its relationships with the three former executives and the Company's former independent auditing firm, KPMG. However, as is our custom and practice, we will not comment further or take questions on any of these matters on current or pending litigation.

Finally, we are in the late stages of a lengthy process of selecting a new independent auditing firm. Rich will provide more details on this. I'd like to turn over the call to Rich Yonker, our CFO, for more details.

Rich Yonker - Vitesse Semiconductor - CFO

Thanks, Chris. I'll be reporting on the key operating metrics for the second quarter of 2007 fiscal year, which ended March 31, in just a moment. But first, I would like to share that the final stages of selecting an independent auditor is in process, with the exception -- with the expectation that one will be named within the month.

Also, the foundation plans are in place for the task of restating and auditing 2006 and 2007. Although our business model targets have been developed and are being used internally, it wouldn't be prudent to disclose them until we've engaged in independent auditor. Finally, the permanent Vitesse finance and accounting staff has been collaborating with the operations team on all income statement and balance sheet line items with special focus on cost and inventory reductions.

Now, I'll review our key operating metrics for the quarter ended March, 2007. These include consumption or sales to Vitesse's end customers, cash, working capital and capital expenditures. As we have said before, these results are unaudited and therefore subject to adjustment.

I'll start with the balance sheet indicators, which improved over prior quarter. Accounts payable was down $6.7 million, to a balance of $16.6 million as we bring our vendors to normal operating terms. Accounts receivable was down $5.8 million, to $10.1 million balance due to linear shipments and increased visibility into customer requirements. Inventory was down $2.1, million, to $39.6 million balance, also due to linear shipments and to improved material supply chain cycle times.

Additional cash from operations was due to lower material costs and cost of goods sold and lower operating expenses, which resulted in the Company being cash flow positive from operations. Cash increased $0.5 million over prior quarter, to a Q2 ending balance of $16.4 million. The Company expects to continue to generate cash from operations. And as indicated in the last call, we will still consider additional sources of capital on favorable terms. Capital expenditures for Q2 were $0.6 million, which was below normal operating levels, primarily due to a lower cost approach to introducing prototype products on a multiproject wafer format. With more than one new product on a wafer, this allows for lower-cost prototypes until the product achieves commercial acceptance.

Now, turning to the income statement. These indicators also continue to improve as consumption, that is sales to end customers, was in the forecasted range of $57 to $58 million in spite of softness in the industry. This compares to last quarter's consumption of $61.6 million. Professional fees for Q2 were a total of $3.5 million and continued to decline by $1.4 million versus the prior quarter as Alvarez & Marsal engagement comes to a close. The majority of fees now are mainly legal services.

Operating expenses were $22.6 million, not including depreciation and professional fees, which is a decrease of $6.3 million from prior quarter due to lower design tool expenses and an employee year-end bonus for 2006 accounted for in Q1. We are encouraged with the cash generated from operations, especially with the operating leverage created with lower material costs, improved yields and lower operating expenses. That concludes the review of the key operating metrics. Now, back to Chris.

Chris Gardner - Vitesse Semiconductor - CEO

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May. 08. 2007 / 1:30PM PT, VTSS.PK - Vitesse Holds Conference Call to Update Investors on the State-of-the-Company

Thanks, Rich. Let me give you a brief update on our three lines of business; networking, Ethernet and storage. Network products is our largest division. In the first quarter, it represented approximately 52% of the business, which is approximately flat from prior quarter. I'm pleased that this business was reasonably stable and predictable in the current market environment. As we suggested in the prior call, the end market, primarily of carrier networking, has shown some weakness in the past six months.

We've discussed the issue of customer consolidation, which we feel is impacting this sector. As a result of this and other factors, we expect softness to continue into future quarters. In spite of the general market weakness, we have seen strength in several segments of this market, primarily led by new products being deployed into new systems. Let me highlight a few of these areas. One product is a signal integrity product line, which we haven't talked about before. This is a broad-based family of products, crosspoint switches, retimers and SerDes for switching and back playing interconnect.

These products serve a very wide vang of applications in a variety of markets such as telecom systems, storage enclosures, servers and video switching and transport. This is expected to be a strong growing market over the next several years, as suppliers upgrade their switchers and backplanes to handle much higher data rates. We've introduced several new products into this segment during the year. Our new products have industry leading features and performance well beyond competitive products. Our latest family, the VSC3300 series is designed for switching and interconnect speeds at up to 8 gigabits per second. We've also started to sample products for 10 gigabit Ethernet over backplane applications.

These new products have received very strong interest with our customer base. As a result, we believe that we're taking share in this market, particularly at higher data rates. We had record shipments of signal integrity products in the second quarter as several of our recently introduced devices started to ramp into production. We expect this growth to continue, based on new design wins over the last several quarters, including wins at Cisco, Alcatel-Lucent, IBM and even Quanta Computer.

Another focus segment is optical Ethernet. Our VSC8238, which I spoke about last call, was highlighted at the recent Optical Fiber Conference in March. We're clearly the market leader deploying this unique electronic dispersion compensation technology for 10 gigabit Ethernet enterprise applications. Indeed, we've already sampled our second generation product to major tier one customers. This product will enable the adoption of next generation SFP+ optical modules for 10 gigabit Ethernet and SONET applications.

We expect to introduce and sample several new products into this market in the quarter. This will include Mac's, SerDes, CDR's and PMD devices, all designed for gigabit Ethernet and 10 gigabit Ethernet and SONET markets. This is a comprehensive family of products for Line Card, backplane and optical module applications.

Turning to our Ethernet products division. Ethernet products generated about 18% of our business for the quarter, up from last quarter. We continue to see broad-based demand for our integrated switch solutions, as well as our highly integrated Copper PHY products. We closed several new design wins with our E-StaX-34 stackable switch product. This product enables the design of an enterprise class stackable solution using four chips, one switch and three Octal PHY's. Our nearest competitor offers a solution today that requires 11 chips to perform this same function.

We are highlighting this chipset at INTEROP the week of May 21 in Las Vegas. We will, also at the show, introduce our first new product for synchronous Ethernet. We've also started to see growing opportunities for Ethernet products within our more traditional telecom networking customers. In the segment, Vitesse provides a very unique combination of solutions for both Ethernet and networking products. This is an opportunity to sell our existing Ethernet products in combination with the products from networking. We expect this segment of the business to grow to 20% of total Ethernet product revenue by the end of 2007.

Our storage products division represents about 30% of the business during the quarter, compared to 35% last quarter. Our 2G fiber channel products were down for the quarter as expected. In addition, our SAS rate on chip product family was down sequentially, as anticipated, as customers absorbed the initial shipments made in the December quarter.

Offsetting growth came from the ongoing ramp in our SAS expanded products family, which benefited from shipments above the forecast. We expect these general trends to continue into the next quarter. We continue to see new opportunities in the SAS market. As forecasted, we sampled our next generation in closure management products, the VSC452 controller during the quarter, to complete our family of products for the SAS environment. This product is shipped to several tier one customers who expect to deploy it broadly in their server product portfolios.

Now, let me give you color on end markets and customer base. We've discussed the consolidation networking market in the prior call. The top three carrier and networking equipment companies now represent nearly $50 billion in total sales. Each of these companies is a substantial customer for Vitesse. To a large extent, these groups are still going through the process of realigning their product lines and rationalizing their R&D. We expect this to continue for another six to 12 months and as a result, we expect continued weakness in this sector.

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May. 08. 2007 / 1:30PM PT, VTSS.PK - Vitesse Holds Conference Call to Update Investors on the State-of-the-Company

Outside our traditional networking segments, we've seen mixed results in the markets, with some customers showing strength and others showing weakness. Geographically, we didn't see any surprises. Europe was up slightly at 16% of the business. Asia was down slightly at 31%. The remaining 53% was domestic. Europe continues to be strong. We expect this trend to continue as the consolidation of our customer base moves more of our business to Europe and Asia.

Overall, we continue to improve our position at tier 1 and tier 2 customers. In the quarter, the Company's top 10 customers represented just under 50% of sales. We had no customers accounting for 10% or more of the business in the second quarter. We continue to have strong design wins at our tier one customers. In the second quarter, both the number and quality of design wins improved from the prior quarter. We had multiple new wins at Alcatel-Lucent, Ericsson Marconi, IBM, HP and many of the largest optical module manufacturers.

In my first call as CEO in July of 2006, I told you the Company was committed to executing on our plan to return to sustained profitability. I'd like to take this opportunity to review our progress. First, we've improved the critical operation aspects of the Company. We improved cash flow for operations. In the six months ended September 2006, our cash burn, net of financing, was approximately $45 million. In the six months ended March, 2007, our cash burn was approximately $9 million.

We achieved cash flow positive in the recent March, 2007, quarter. At the same time, we'd better managed our working capital, brought vendors to terms, managed receivables carefully and reversed the trends of building inventory. We have approximately $40 million of Vitesse net inventory and expect to continue to reduce this number over the following quarters.

Second, we've impressed the efficiency of operation. I'm pleased to say all critical metrics are moving in the right direction. We've reduced manufacturing costs, as well as cycle times and improved linearity and on-time delivery sentence. These improvements allow us to better service the needs of our customers and react to the turbulent market environment.

Furthermore, we made great strides in operational expenditures. Reducing quarterly OpEx, net of depreciation and professional fees, by about $9 month year-over-year. This is nearly a 30% reduction in our quarterly spend rate in a year where we demonstrated 12% top-line growth. I'm encouraged by this progress. These efforts have all combined to strengthen the financial position of the Company and to improve our operating leverage, which will serve us well in future quarters. We continue our efforts to drive the Company to a sustainable and profitable business model.

On the customer front, we've maintained our relationships at our largest and most important customers. And in many cases, used this year's challenge to strengthen our relationships. Today, we are well positioned with the tier one customers who will build our business in the future. Strategically, we believe we're well positioned in long-term growth markets in networking and storage.

We've begun the efforts to focus our development on our core communications business. Building on the synergies of our Ethernet and networking divisions. In this market, network changes, driven by the need to deploy more services and more bandwidth, will create opportunities. Vitesse is uniquely positioned with technology to address these opportunities.

In the storage market, we continue to see the adoption of SAS in enterprise and small/medium business storage markets. We've expanded our product portfolio and we believe we're well positioned to take advantage of these new markets. In summary, we're making steady progress. It's been a challenging year for Vitesse, a year where we've had to overcome many obstacles.

I'd like to take this opportunity to thank all the employees of the Company for their commitment and hard work. We've made considerable headway during the last 12 months and we continue to move ahead. We remain totally committed to returning the Company to profitability. I'd like to thank everyone for taking the time to attend this call and turn it over to Katina for questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Your first question comes from Alan Mishan with CIBC.

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May. 08. 2007 / 1:30PM PT, VTSS.PK - Vitesse Holds Conference Call to Update Investors on the State-of-the-Company

Alan Mishan - CIBC World Markets - Analyst

Hi, guys, a couple of questions. First on the demand front, if I was just to aggregate your comments, is it fair to assume revenue or net consumption should be down next quarter?

Chris Gardner - Vitesse Semiconductor - CEO

We're not giving guidance, Allen. I would -- in our comments, we are facing several different markets. Some of looking pretty good. Some are, as our competitors have seen, looking pretty week. So that's where we are. And we're not going forth than farther than that on guidance.

Alan Mishan - CIBC World Markets - Analyst

And the on the OpEx front, is this $22.5 million level sort of a new level for the Company or were some of the benefits you saw one-time in nature?

Rich Yonker - Vitesse Semiconductor - CFO

I'm sorry, Alan. This is Rich. What, repeat that? I didn't quite get it.

Alan Mishan - CIBC World Markets - Analyst

This $22.5 million in OpEx, is that a new baseline for the Company or were there one-time deferrals or something that got us to that number?

Rich Yonker - Vitesse Semiconductor - CFO

No, it's a new baseline. We're comfortable at that level, yes.

Alan Mishan - CIBC World Markets - Analyst

Okay, great. And then what exactly is the debt number right now and can you talk a little bit about what sources of cash you're exploring?

Chris Gardner - Vitesse Semiconductor - CEO

Well, the debt remains at the $50 million with Tannenbaum and $100 million, basically, with the bondholders. And I really don't want to go into the detail. But we have different alternatives, either through sale of assets that aren't the core of the business, or other debt sources that are more competitive in terms of terms. Right now with the cash balance we've got, we're comfortable running the business on that and we'll be selective with how we refinance any of this.

Alan Mishan - CIBC World Markets - Analyst

Great. And then, last question from me is, how much of your revenue right now is due to end of life products?

Rich Yonker - Vitesse Semiconductor - CFO

Alan, I don't have that number in front of me. We definitely have a component that is EOL. We talked about that. I think I characterized that a few quarters ago. On a run rate basis, that's probably certainly in the single digits in terms of products that we are EOL-ing. Obviously, that then gets aggregated into the current number over half a dozen quarters or so. But I can't quote you that number specifically.

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May. 08. 2007 / 1:30PM PT, VTSS.PK - Vitesse Holds Conference Call to Update Investors on the State-of-the-Company

Alan Mishan - CIBC World Markets - Analyst

Okay. Actually, I just have one more. That 30% of the business that's storage, is that still mostly fiber channel, say 25 out of 30 points fiber channel or is SAS bigger than that right now?

Rich Yonker - Vitesse Semiconductor - CFO

Generally, we're not breaking out those numbers below the division line at this point. I can say that fiber channel is still a substantial part of that. The remainder is kind of split, I don't know if it's quite even, between the expanders and the [RAID] chip processors. So it's really three components.

Alan Mishan - CIBC World Markets - Analyst

Okay. But fiber channel is still the majority?

Rich Yonker - Vitesse Semiconductor - CFO

I don't know if it's the majority, it's still substantial. Again, we haven't been breaking those out, so I don't have the numbers in front of me.

Alan Mishan - CIBC World Markets - Analyst

Okay. Thanks a lot.

Operator

(OPERATOR INSTRUCTIONS) Your next question comes from Jerry Reeve with Vanguard Capital.

Jerry Reeve - Vanguard Capital - Analyst

Yes, I just had a quick question on the restatement process. You referred today of restating 2006 and '07. I think you also referred to that the November call as well. Is that -- I assume that's going to put you fully compliant with the SEC, as well as with any covenants with the bondholders?

Rich Yonker - Vitesse Semiconductor - CFO

No, actually we have to have three years of history with the SEC. So no. We'll have two years at the conclusion of getting '06 and '07 restated and audited.

Jerry Reeve - Vanguard Capital - Analyst

So the filing for '06 is just for '06, it's not a 10-K for 2006, which would include a three year set of history that's audited but that's not contemplated at this point?

Rich Yonker - Vitesse Semiconductor - CFO

Right. It's just '06.

Jerry Reeve - Vanguard Capital - Analyst

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May. 08. 2007 / 1:30PM PT, VTSS.PK - Vitesse Holds Conference Call to Update Investors on the State-of-the-Company

So, will that put you in compliance with the bond covenants, then?

Rich Yonker - Vitesse Semiconductor - CFO

No. The bond covenant has us at May of '08, having -- being compliant with the SEC. So that will have to be addressed.

Jerry Reeve - Vanguard Capital - Analyst

And is there any plan at this point in time as to how that will be addressed?

Rich Yonker - Vitesse Semiconductor - CFO

Not specifically but there will be alternatives.

Jerry Reeve - Vanguard Capital - Analyst

Okay. And then one other one. On the Tannenbaum financing, how much of that is being paid in cash and how much is in kind? And a percentage basis would be fine. As far as the interest on the borrowings there?

Rich Yonker - Vitesse Semiconductor - CFO

LIBOR is in cash and the rest is pick.

Jerry Reeve - Vanguard Capital - Analyst

Okay. Do you have any estimate on how many shares that is?

Rich Yonker - Vitesse Semiconductor - CFO

We don't understand that question.

Jerry Reeve - Vanguard Capital - Analyst

Okay. That's okay. I'll calculate that myself. Thanks.

Operator

Your next question comes from [Halle Nabecker] with Citigroup.

Halle Nabecker - Citigroup - Analyst

Thank you very much, operator. Thank you, gentlemen, for taking my question. Just on the restatements, do you have a sense of the timing as to when -- what we're looking at, of getting that done?

Rich Yonker - Vitesse Semiconductor - CFO

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May. 08. 2007 / 1:30PM PT, VTSS.PK - Vitesse Holds Conference Call to Update Investors on the State-of-the-Company

I will as soon as we secure an auditor. We've got really detailed plans both in terms of the remediation as well as the restatement. But until we close on an auditor, I really can't reveal those. But we will as soon as we close on an auditor.

Halle Nabecker - Citigroup - Analyst

Okay. And then, because your numbers haven't been filed, you have all these periods that are technically still open. Is that correct?

Rich Yonker - Vitesse Semiconductor - CFO

I'm not sure what you mean by still open.

Halle Nabecker - Citigroup - Analyst

Well, you can't really close out your books every quarter until you have the audited numbers. So, theoretically, if you have, I don't know, some account payable that came due the end of March but it was paid in April because you have this quarter and the last quarter still open, you're not really closing your books out.

Rich Yonker - Vitesse Semiconductor - CFO

Actually, we are closing our books. So it's a matter of two things. One, is getting '06 properly restated and closing both '05 and '06 out to those restatements.

Halle Nabecker - Citigroup - Analyst

Okay

Rich Yonker - Vitesse Semiconductor - CFO

So, we do have numbers. We have full balance sheet and P&L statements and cash flow statements. It's -- I say simply getting an auditor in here to work with me on getting them audited.

Halle Nabecker - Citigroup - Analyst

And you're comfortable that once you select your auditor, say by the end of this month or the middle of June, they can kind of adapt to your systems relatively quickly? And you're comfortable that the work you and your team have done have -- will make you compliant?

Rich Yonker - Vitesse Semiconductor - CFO

Yes, very definitely. In fact, with the audit firms that we've been discussing, engaging in them making the decision on picking up as a client, we've definitely been very attuned to what they would be comfortable with coming in. So it's been working in parallel. Though again, there's no engagement letter yet and we haven't closed on it but we're very close.

Halle Nabecker - Citigroup - Analyst

Got it. Thank you very much.

Operator

(OPERATOR INSTRUCTIONS) Mr.Gardner, at this time, there are no further questions.

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May. 08. 2007 / 1:30PM PT, VTSS.PK - Vitesse Holds Conference Call to Update Investors on the State-of-the-Company

Chris Gardner - Vitesse Semiconductor - CEO

Okay. So, thank you. Thank you, everyone, for joining us on today's call. We look forward to talking to you again next quarter. Thanks.

Operator

Thank you for participating in today's conference. You may now disconnect.

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